As filed with the Securities and Exchange Commission on February 11, 2005

                            REGISTRATION NO. 33-97708
              -----------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                        DUALSTAR TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)

                               -------------------

                    DELAWARE                                13-3776834
         (State or other jurisdiction                   (I.R.S. Employer
       of incorporation or organization)               Identification No.)


               47-25 34th Street, Long Island City, New York 11101
             (Address of principal executive offices) (Postal Code)

                             1994 STOCK OPTION PLAN
                            (Full title of the plan)
                               -------------------

                                  GREGORY CUNEO
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
               47-25 34th Street, Long Island City, New York 11101
                    (Name and address of agent for service)

                                  718-784-2514
          (Telephone number, including area code, of agent for service)

                               -------------------

      The Commission is requested to send copies of all orders, notices and communications to:

                            EILEEN P. MCCARTHY, ESQ.
                                THOMPSON HINE LLP
                            ONE CHASE MANHATTAN PLAZA
                          NEW YORK, NEW YORK 10005-1401
                                 (212) 344-5680
                               -------------------

This Post-Effective Amendment No. 1 to the Registration Statement, on Form S-8, is being filed by DualStar Technologies Corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "SEC") to deregister 2,200,000 shares of common stock covered by this Registration Statement.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Long Island City, New York, on February 11, 2005.


                                     DUALSTAR TECHNOLOGIES CORPORATION


                                 By: /s/ Gregory Cuneo
                                     -----------------
                                     Gregory Cuneo
                                     Chief Financial Officer


         Signature                          Title                    Date
         ---------                          -----                    ----

/s/ Gregory Cuneo                 Chairman, President and      February 11, 2005
-------------------------         Chief Executive Officer;
Gregory Cuneo                     Sole Director [Principal
                                  Executive Officer]


/s/ Robert J. Birnbach            Executive Vice President,    February 11, 2005
-------------------------         Chief Financial Officer
Robert J. Birnbach                [Principal Financial
                                  Officer]


/s/ Michael Giambra               Vice President and           February 11, 2005
--------------------------        Chief Accounting
Michael Giambra                   Officer [Principal
                                  Accounting Officer]